UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 1, 2012

KOSMOS ENERGY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda	HM 11
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 1, 2012, Kosmos Energy Ltd. (the “Company”) issued a press release announcing results for the fiscal quarter and year ended December 31, 2011 (the “Press Release”). A copy of the Press Release issued by the Company is attached hereto as Exhibit 99.1.

The Press Release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company has provided quantitative reconciliations within the Press Release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 7.01 Regulation FD Disclosure.

On March 1, 2012, the Company issued the Press Release described above in Item 2.02 of this current report on Form 8-K. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 1, 2012, the Company issued a press release announcing its 2012 capital program. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this current report on Form 8-K, Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibits are furnished as part of this current report on Form 8-K:

99.1                                                                        Press Release dated March 1, 2012 announcing results for the fiscal quarter and year ended December 31, 2011.

99.2                                                                        Press Release dated March 1, 2012 announcing 2012 capital program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOSMOS ENERGY LTD.

Date: March 1, 2012	By:	/s/ W. Greg Dunlevy
W. Greg Dunlevy,
Chief Financial Officer and Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated March 1, 2012 announcing results for the fiscal quarter and year ended December 31, 2011.

99.2	Press Release dated March 1, 2012 announcing 2012 capital program.